Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES JANUARY AND FISCAL YEAR 2007 SALES RESULTS

HUDSON, OH — February 8, 2007 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that January net sales increased 12.5% to $158.0 million from $140.4 million last year. The 53rd week in fiscal 2007 added $28.8 million to the year’s net sales results. On a comparable four-week basis, January same-store sales decreased 6.3% versus a same-store sales decrease of 3.2% last year.

For the fourth quarter, net sales decreased 0.5% to $600.8 million from $604.1 million last year. On a comparable 13-week basis, fourth quarter same-store sales decreased 6.0% versus a same-store sales decrease of 3.0% last year.

For the fiscal year ended February 3, 2007, net sales decreased 1.7% to $1.851 billion from $1.883 billion last year. On a comparable 52-week basis, same-store sales decreased 5.9% versus a same-store sales decrease of 0.8% last year.

Year-end Conference Call

The Company will report its fourth-quarter and full year fiscal 2007 results on March 12, 2007. In conjunction with the earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 628 Jo-Ann Fabric and Craft traditional stores and 173 Jo-Ann superstores.